Exhibit 21

Subsidiary	Jurisdiction of Organization

71st & 3rd Ave. Corp.	NY
Brick Plaza Cinemas, Inc.	NJ
Cineplex Odeon (Barbados), Inc. †	Barbados
Cityplace Cinemas, Inc.	TX
Crescent Advertising Corporation	NY
Crestwood Cinemas, Inc.	IL
Downtown Boston Cinemas, LLC	DE
Eton Amusement Corporation	NY
Fall River Cinema, Inc.	MA
Farmers Cinemas, Inc.	DE
Forty-Second Street Cinemas, Inc.	NY
Fountain Cinemas, Inc.	TX
Gateway Cinemas, LLC	DE
Hawthorne Amusement Corporation	NY
Hinsdale Amusement Corporation	NY
Illinois Cinemas, Inc.	IL
Jersey Garden Cinemas, Inc.	NJ
Kips Bay Cinemas, Inc.	DE
Lance Theatre Corporation	NY
LCE AcquisitionSub, Inc.	DE
LCE Italian Holdco S.a.r.l.†	Italy
LCE Lux HoldCo S.a.r.l.	Luxembourg
LCE Mexican Holdings, Inc.	DE
LCE Polska Holding Sp.z.o.o. †	Poland
LCI Holdings Finance CV†	Netherlands
LCI Intangibles Holdings (Cayman) L.D.C. †	Cayman Islands
Lewisville Cinemas, LLC	DE
Liberty Tree Cinema Corp.	MA
Loeks Acquisition Corp.	DE
Loeks-Star Partners	MI
Loews Akron Cinemas, Inc.	DE
Loews Arlington Cinemas, Inc.	DE
Loews Arlington West Cinemas, Inc.	TX
Loews Astor Plaza, Inc.	NY
Loews Baltimore Cinemas, Inc.	MD
Loews Bay Terrace Cinemas, Inc.	DE
Loews Berea Cinemas, Inc.	DE
Loews Boulevard Cinemas, Inc.	NY
Loews Bristol Cinemas, Inc.	CT
Loews Broadway Cinemas, Inc.	NY
Loew’s California Theatres, Inc.	NY
Loews Centerpark Cinemas, Inc.	MD
Loews Century Mall Cinemas, Inc.	IN
Loews Cheri Cinemas, Inc.	MA
Loews Cherry Tree Mall Cinemas, Inc.	IN
Loews Chicago Cinemas, Inc.	IL
Loews Cineplex Entertainment Gift Card Corporation	VA
Loews Cineplex International Holdings, Inc.	DE
Loews Cineplex Theatres, Inc.	DE
Loews Cineplex Theatres Holdco, Inc.	DE
Loews Cineplex U.S. Callco, LLC†	DE
Loews Citywalk Theatre Corporation	CA
Loews Connecticut Cinemas, Inc.	CT
Loews Crystal Run Cinemas, Inc.	NY
Loews Deauville North Cinemas, Inc.	TX
Loews East Hanover Cinemas, Inc.	NJ
Loews East Village Cinemas, Inc.	NY

Subsidiary	Jurisdiction of Organization

Loews Elmwood Cinemas, Inc.	NY
Loews Fort Worth Cinemas, Inc.	TX
Loews Freehold Mall Cinemas, Inc.	NJ
Loews Fresh Pond Cinemas, Inc.	MA
Loews Garden State Cinemas, LLC	DE
Loews Greenwood Cinemas, Inc.	DE
Loews Houston Cinemas, Inc.	TX
Loews Lafayette Cinemas, Inc.	IN
Loews Levittown Cinemas, Inc.	NY
Loews Lincoln Plaza Cinemas, Inc.	TX
Loews Lincoln Theatre Holding Corp.	NY
Loews Mauritius Holding Company†	Mauritius
Loews Meadowland Cinemas 8, Inc.	NJ
Loews Meadowland Cinemas, Inc.	NJ
Loews Merrillville Cinemas, Inc.	IL
Loews Montgomery Cinemas, Inc.	PA
Loews Mountainside Cinemas, Inc.	NJ
Loews New Jersey Cinemas, Inc.	NJ
Loews Newark Cinemas, Inc.	NJ
Loews North Versailles Cinemas, LLC	DE
Loews Orpheum Cinemas, Inc.	NY
Loews Palisades Center Cinemas, Inc.	NY
Loews Pentagon City Cinemas, Inc.	VA
Loews Piper’s Theaters, Inc.	IL
Loews Plainville Cinemas, LLC	DE
Loews Richmond Mall Cinemas, Inc.	OH
Loews Ridgefield Park Cinemas, Inc.	NJ
Loews Rolling Meadows Cinemas, Inc.	IL
Loews Roosevelt Field Cinemas, Inc.	NY
Loews Stonybrook Cinemas, Inc.	DE
Loews Theatre Management Corp.	DE
Loews Theatres Clearing Corp.	DE
Loews Toms River Cinemas, Inc.	NJ
Loews Trylon Theatre, Inc.	NY
Loews USA Cinemas, Inc.	DE
Loews Vestal Cinemas, Inc.	DE
Loews Washington Cinemas, Inc.	DE
Loews West Long Branch Cinemas, Inc.	NJ
Loews-Hartz Music Makers Theatres, Inc.	NJ
LTM New York, Inc.	DE
LTM Turkish Holdings, Inc.	DE
Methuen Cinemas, LLC	DE
Mid-States Theatres, Inc.	OH
Music Makers Theatres, Inc.	NJ
New Brunswick Cinemas, Inc.	NJ
Nickelodeon Boston, Inc.	MA
North Star Cinemas, Inc.	IL
Ohio Cinemas, LLC	DE
Parkchester Amusement Corporation	NY
Parsippany Theatre Corp.	NJ
Plitt Southern Theatres, Inc.	DE
Plitt Theatres, Inc.	DE
Poli-New England Theatres, Inc.	DE
Putnam Theatrical Corporation	NY
Red Bank Theatre Corporation	NJ
Richmond Mall Cinemas, LLC	DE
RKO Century Warner Theatres, Inc.	DE
Rosemont Cinemas, Inc.	IL
S&J Theatres Inc.	CA
Sack Theatres, Inc.	MA

Subsidiary	Jurisdiction of Organization

Skokie Cinemas, Inc.	IL
South Holland Cinemas, Inc.	IL
Springfield Cinemas, LLC	DE
Star Theatres of Michigan, Inc.	DE
Star Theatres, Inc.	DE
Stroud Mall Cinemas, Inc.	PA
Talent Booking Agency, Inc.	NY
The Walter Reade Organization, Inc.	DE
Theater Holdings, Inc.	DE
Thirty-Fourth Street Cinemas, Inc.	NY
U.S.A. Cinemas, Inc.	DE
Waterfront Cinemas, LLC	DE
Webster Chicago Cinemas, Inc.	IL
White Marsh Cinemas, Inc.	NJ
Woodfield Cinemas, Inc.	IL
Woodridge Cinemas, Inc.	IL
Grupo Cinemex, S.A. de C.V. †	Mexico
Cadena Mexicana de Exhibicion, S.A. de C.V. †	Mexico
Symphony Subsisting Vehicle S.R.L. de C.V. †	Mexico
Cinemex Altavista, S.A. de C.V. †	Mexico
Cinemex Santa Fe, S.A. de C.V. †	Mexico
Cinemex Loreto, S.A. de C.V. (antes Bazar) †	Mexico
Cinemex Los Reyes, S.A. de C.V. †	Mexico
Cinemex Masaryk, S.A. de C.V. †	Mexico
Cinemex Manacar, S.A. de C.V. †	Mexico
Cinemex Perinorte, S.A. de C.V. †	Mexico
Cinemex Metepec, S.A. de C.V. (antes Toluca) †	Mexico
Cinemex Galerias, S.A. de C.V. †	Mexico
Cinemex Ecatepec, S.A. de C.V. †	Mexico
Cinemex San Mateo, S.A. de C.V. †	Mexico
Cinemex Universidad, S.A. de C.V. †	Mexico
Cinemex Coapa, S.A. de C.V. †	Mexico
Cinemex Cuicuilco, S.A. de C.V. (antes Peña Pobre) †	Mexico
Cinemex San Antonio, S.A. de C.V. (f/k/a Cinemex Exhibimex, S.A. de C.V. and Cinemex Perinorte II, S.A. de C.V.) †	Mexico
Cinemex Palacio Chino, S.A. de C.V. (antes Alameda) †	Mexico
Cinemex Real, S.A. de C.V. (antes Alameda II) †	Mexico
Cinemex Ticoman, S.A. de C.V. †	Mexico
Cinemex Mundo E, S.A. de C.V. †	Mexico
Cinemex Legaria, S.A. de C.V. †	Mexico
Cinemex WTC, S.A. de C.V. (f/k/a Cinemex Insurgentes S.A. de C.V.) †	Mexico
Cinemex Diana, S.A. de C.V. (antes Cuernavaca) †	Mexico
Cinemex Palomas, S.A. de C.V. †	Mexico
Cinemex Plaza Sur, S.A. de C.V. †	Mexico
Cinemex Zaragoza, S.A. de C.V. †	Mexico
Cinemex Plaza Insurgentes, S.A. de C.V. †	Mexico
Cinemex Iztapalapa, S.A. de C.V. †	Mexico
Cinemex Cuauhtemoc, S.A. de C.V. †	Mexico
Cinemex Misterios, S.A. de C.V. †	Mexico
Cinemex Tenayuca, S.A. de C.V. †	Mexico
Cinemex Toluca II, S.A. de C.V. †	Mexico
Cinemex Jacarandas, S.A. de C.V. †	Mexico
Cinemex Polanco, S.A. de C.V. †	Mexico
Cinemex El Risco, S.A. de C.V. †	Mexico
Cinemex El Rosario, S.A. de C.V. †	Mexico
Cinemex Coacalco, S.A. de C.V. †	Mexico
Cinemex Aragon, S.A. de C.V. †	Mexico
Arrendadora Inmobiliaria Cinematogràfica S.A.de C.V. †	Mexico
Operadora de Cinemas, S.A. de C.V. †	Mexico
Serviuno, S.A. de C.V. †	Mexico

Subsidiary	Jurisdiction of Organization

Servicios Cinematogràficos Especializados S.A. de C.V. †	Mexico
Cinemex Producciones S.A. de C.V. (f/k/a e-Cinemex, S.A. de C.V.) †	Mexico
Producciones Expreso Astral, S.A. de C.V. †	Mexico
Operadora Moliere, S.A. de C.V. †	Mexico
Teatro Polanco, S.A. de C.V. †	Mexico
Cinemex Los Atrios, S.A. de C.V. †	Mexico
Ficc Ciudad de Mexico, S.A. de C.V. †	Mexico
Cinemex Ixtapaluca, S.A. de C.V. †	Mexico
Cinemex Magnocentro, S.A. de C.V. †	Mexico
Cinemex Puebla, S.A. de C.V. †	Mexico
Cinemex Izcalli, S.A. de C.V. †	Mexico
Cinemex Parque Delta, S.A. de C.V. †	Mexico
Cinemex Las Plazas Guadalajara, SA de C.V. †	Mexico
Cinemex Movelia, S.A. de C.V. †	Mexico

Loews Cineplex Entertainment Corporation and each of its wholly-owned subsidiaries are engaged in the business of film exhibition or related tax planning and/or financing activities.

Loews and its U.S. subsidiaries operate movie theatres under the names Loews Theatres, Cineplex Odeon, Star Theatres and Magic Johnson Theatres. Grupo Cinemex, S.A. de C.V. and its subsidiaries operate movie theatres under the name Cinemex.

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